COOPERS                                           Coopers & Lybrand L.L.P.
&LYBRAND                                          a professional services firm



                       CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors of
The Calvert Municipal Fund, Inc. and
Board of Trustees of First Variable Rate Fund for Government Income


     We consent to the incorporation by reference in Post-Effective Amendment No. 14 to the Registration Statement of Calvert Municipal Fund, Inc. (comprised of the Calvert National, Arizona, California, Florida, Maryland, Michigan, New York, Pennylvania, and Virginia Municipal Intermediate Funds) on Form N-1A (File Numbers 33-44968 and 811-6525) of our reports dated February 7, 1997, on our audits of the financial statements and financial highlights of the Funds, which reports are included in the Annual Report to Shareholders for the year ended December 31, 1996, which is incorporated by reference in the Registration Statement. We also consent to the reference to our Firm under the caption "Independent Accountants and Custodians" in the Statement of Additional Information.





                                   COOPERS & LYBRAND, L.L.P.

                                   /Coopers & Lybrand, L.L.P./

Baltimore, Maryland
April 15, 1997







Coopers & Lybrand L.L.P. is a member of Coopers & Lybrand International, a limited liability association incorporated in Switzerland